     As filed with the Securities and Exchange Commission on June 30, 1997
                                                 Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                      AWARD SOFTWARE INTERNATIONAL, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     CALIFORNIA                                               94-2893462
-------------------------                              ------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                                ---------------

                            777 E. MIDDLEFIELD ROAD
                            MOUNTAIN VIEW, CA 94043
                         -----------------------------
                    (Address of principal executive offices)

                                ---------------

                             1995 STOCK OPTION PLAN
                         -----------------------------
                           (Full title of the plans)

                                GEORGE C. HUANG
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            777 E. MIDDLEFIELD ROAD
                            MOUNTAIN VIEW, CA 94043

                                 (415) 968-4433
                         -----------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:
                              James C. Kitch, Esq.
                            Matthew P. Fisher, Esq.
                               Cooley Godward llp
                             Five Palo Alto Square
                              3000 El Camino Real
                              Palo Alto, CA 94306

                                 (415) 843-5000

                                ---------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES                     OFFERING PRICE PER  AGGREGATE OFFERING
 TO BE REGISTERED        AMOUNT TO BE        SHARE (1)          PRICE (1)             AMOUNT OF
                          REGISTERED                                                REGISTRATION FEE
----------------------------------------------------------------------------------------------------
Stock Options and
 Common Stock (no         268,446             $10.8125         $2,902,573            $1,000.81
 par value)
===================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on June 27, 1997 as reported on the Nasdaq National Market.

================================================================================

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-17607

     The contents of Registration Statement on Form S-8 No. 333-17607 filed with the Securities and Exchange Commission on December 11, 1996 are incorporated by reference herein.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                                    EXHIBITS

EXHIBIT
NUMBER
------

5         Opinion of Cooley Godward LLP

23.1      Consent of Price Waterhouse LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 30, 1997.


                              AWARD SOFTWARE INTERNATIONAL, INC.



                              By:/s/ Kevin J. Berry
                                 ------------------
                                    Kevin J. Berry
                                     Vice President, Finance, Chief Financial
                                     Officer, Treasurer and Secretary
                                     (Principal Financial and Accounting
                                     Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                TITLE                                DATE


/s/ George C. Huang      Chairman of the Board,               June 30, 1997
----------------------   President and Chief Executive
(George C. Huang)        Officer (Principal Executive
                         Officer)


/s/ Kevin J. Berry       Vice President, Finance, Chief       June 30, 1997
---------------------    Financial Officer, Treasurer and
(Kevin J. Berry)         Secretary (Principal Financial and
                         Accounting Officer)


/s/ Cheng Ming Lee  *    Director                             June 30, 1997
----------------------
(Cheng Ming Lee)

/s/ David S. Lee    *    Director                             June 30, 1997
----------------------
(David S. Lee)

/s/ Masami Maeda    *    Director                             June 30, 1997
----------------------
(Masami Maeda)

/s/ Anthony Sun     *    Director                             June 30, 1997
----------------------
(Anthony Sun)

/s/ William P. Tai  *    Director                             June 30, 1997
----------------------
(William P. Tai)

* By Power-of-Attorney                                        June 30, 1997

/s/ Kevin J. Berry
----------------------
Kevin J. Berry